Evommune Initiates Phase 2b Clinical Trial of MRGPRX2 Inhibitor EVO756 in Migraine Prophylaxis

‑ MRGPRX2 receptor expressed in human trigeminal neurons and meningeal mast cells, the two key disease-relevant tissues in migraine biology

‑ EVO756 designed to inhibit three key neuropeptides (PACAP, VIP, Substance P) that trigger migraine signal through MRGPRX2

‑ Top-line data expected in 2027

Palo Alto, Calif., and New York, July 30, 2026 – Evommune, Inc. (NYSE: EVMN) (the “Company” or “Evommune”), a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases, today announced the first patient was dosed in its Phase 2b clinical trial evaluating a potent, highly selective oral small molecule antagonist of MRGPRX2, EVO756, for the prophylactic treatment of migraine.

"Initiating this migraine trial is an exciting milestone for Evommune and for patients who remain inadequately served by current preventive therapies," said Luis Peña, President and Chief Executive Officer of Evommune. "While the preventive migraine market has seen progress, innovation has largely been limited to a single target and a meaningful proportion of patients continue to experience inadequate relief. A substantial opportunity remains for a front-line oral therapy with a differentiated mechanism. EVO756's dual-action biology, targeting both human trigeminal neurons and meningeal mast cells, combined with its multi-neuropeptide coverage and mechanistic breadth could translate across a wide range of migraine patients, including those who have not responded adequately to CGRP inhibitors. We look forward to reporting top-line data from this trial in 2027."

The Phase 2b trial is a global, randomized, double-blind, placebo-controlled, dose-ranging study evaluating EVO756 in adults with refractory migraine experiencing ≥6 migraine days per month. Approximately 330 patients will be randomized across two active dose arms and placebo for 12 weeks of treatment. The trial is exploring daily doses of up to 100 mg.

“Migraine is one of the most disabling neurologic conditions worldwide, yet there remains a significant unmet need for new targeted migraine-specific therapies and for oral options. As a neurologist and headache medicine specialist, the goal of care is to offer patients a more fulfilling, migraine-free life. My hope is to get there with new compelling targets like MRGPRX2, and I look forward to seeing the data generated for EVO756,” said Stewart Tepper, M.D., a clinical trial investigator and Vice President of the New England Institute for Neurology and Headache.

The primary endpoint of the Phase 2b trial is the mean change from baseline in monthly migraine days (MMD). Key secondary endpoints include the proportion of patients achieving ≥50% and ≥75% reductions in MMD, change from baseline in monthly headache days, and monthly acute migraine medication use. Exploratory endpoints include patient subtyping, changes in migraine-related biomarkers, and changes in migraine-specific quality of life measures.

About Migraine

Migraine is a neurological disorder, estimated to affect more than 40 million people in the United States and more than 10 percent of the global population. Beyond headache days, migraine is a leading cause of disability worldwide, and a growing body of evidence shows that the burden between attacks, not just the attacks themselves, is a primary driver of patients seeking care, with many reporting impaired daily functioning even when they are not experiencing an active migraine. More than 10 million Americans are eligible for preventive therapy, yet current treatments are limited to only improving migraine days per month by approximately two days more than placebo, and nearly half of patients on these therapies do not achieve a meaningful reduction in migraine frequency. As a result, more than 80 percent of patients discontinue traditional preventive therapies within a year, and about half modify their treatment regimen without consulting a physician, underscoring the substantial unmet need for new, differentiated approaches to migraine prevention. To learn more, review the Evommune-sponsored webinar here.

About EVO756

EVO756 is a first-in-class, potent and highly selective oral small molecule antagonist of Mas-related G protein-coupled receptor X2 (MRGPRX2), a receptor predominantly found on mast cells and peripheral sensory neurons. Evommune seeks to produce the first MRGPRX2-targeted oral treatment for chronic inflammatory diseases, including atopic dermatitis (AD) and migraine, as well as other potential indications.

About Evommune, Inc.

Evommune, Inc. is a clinical-stage biotechnology company developing innovative therapies that target key drivers of chronic inflammatory diseases. The Company’s mission is to improve patients’ daily lives and prevent the long-term effects of uncontrolled inflammation that are a consequence of the limitations of existing therapies. To achieve this, Evommune is advancing a portfolio of differentiated product candidates that target key drivers of chronic inflammation. For more information, please visit www.evommune.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the potential therapeutic benefit of EVO756, and the design, objectives, initiation, timing, progress and results of the Phase 2b clinical trial evaluating EVO756 in migraine. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s limited operating history and historical losses; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; the impacts of macroeconomic conditions, including heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the Company’s ability to obtain, maintain and protect its intellectual property; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the SEC on March 5, 2026, and in other filings that the Company makes and will make with the SEC in the future. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts:

Media:

Paul Laland

Paul.Laland@evommune.com

Investors:

Sarah McCabe

investors@evommune.com